                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           UNIFAB International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (4)  Date Filed:

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

                       [UNIFAB INTERNATIONAL, INC. LOGO]

                           UNIFAB INTERNATIONAL, INC.
                                 5007 PORT ROAD
                          NEW IBERIA, LOUISIANA 70562

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 14, 2000
                             ---------------------

DATE:                   Thursday, September 14, 2000
TIME:                   10:00 A.M. C.D.T.
PLACE:                  5007 Port Road, New Iberia, Louisiana
PURPOSE:                - To elect two directors;
                        - To ratify the appointment of Ernst & Young LLP as our
                          independent auditors to audit our financial statements
                          for fiscal 2001; and
                        - To transact such other business as may properly come
                          before the annual meeting.
RECORD DATE:            Close of business on August 4, 2000

     Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. You may revoke your proxy at any time before it is voted. We appreciate your cooperation.

                                            By Order of the Board of Directors

                                            Peter J. Roman
                                            Secretary

New Iberia, Louisiana
August 11, 2000

                           UNIFAB INTERNATIONAL, INC.
                                 5007 PORT ROAD
                          NEW IBERIA, LOUISIANA 70562

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 14, 2000

     We will begin mailing this proxy statement to our shareholders on or about August 11, 2000.

     We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies on behalf of our board of directors for use at our 2000 annual meeting of shareholders to be held on Thursday, September 14, 2000, at 10:00 A.M. C.D.T. at our offices, 5007 Port Road, New Iberia, Louisiana.

WHO CAN VOTE

     If you held any of our common stock at the close of business on August 4, 2000, then you are entitled to notice of and to vote at our 2000 annual meeting. On that date 6,845,701 shares of our common stock were outstanding.

QUORUM

     The presence of a majority of our common stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. For purposes of determining a quorum, we will count as present shares of common stock present at the meeting that abstain from voting or that are the subject of broker non-votes. A broker non-vote occurs when a broker, or the broker's nominee, who holds common stock for a beneficial owner does not vote on a particular matter because the broker or nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

VOTING RIGHTS

     Each share of our common stock that you hold entitles you to one vote on all matters that come before the annual meeting. One or more inspectors of election will count votes cast at the annual meeting. Directors will be elected by a plurality of the shares voted (that is, the two nominees receiving the largest number of votes will be elected). All other matters voted on are decided by a majority of the votes actually cast, except as otherwise provided by statute, our articles of incorporation and our bylaws.

     Abstentions and broker non-votes are not considered as cast in the election of directors or as to any matter expected to come before the annual meeting and will have no effect on the outcome.

HOW YOUR PROXY WILL BE VOTED

     Our board of directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the annual meeting, whether or not you attend in person.

  Granting Your Proxy

     If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, the proxy representing your common stock will be voted in favor of the proposed director nominees and for the ratification of the appointment of auditors.

     We expect no matter to be presented for action at the 2000 annual meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named in the enclosed proxy intend to vote in accordance with their judgment on any matters that may properly come before the annual meeting.

  Revoking Your Proxy

     If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before your proxy is voted. You may also attend the annual meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

PROXY SOLICITATION

     We will pay all expenses of soliciting proxies for the 2000 annual meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and telegraph. We will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock and, upon their request, we will reimburse such persons for reasonable out-of-pocket expenses incurred in doing so.

SHAREHOLDER PROPOSALS

     If you want us to consider including a proposal in next year's proxy statement, you must deliver it in writing to Peter J. Roman, Secretary, UNIFAB International, Inc., 5007 Port Road, New Iberia, Louisiana 70562 by November 27, 2000. Proxies solicited on behalf of our board of directors for next year's annual meeting will confer discretionary authority to vote with respect to any matter properly submitted by a shareholder for action at next year's annual meeting if we do not receive notice of the matter on or before February 12, 2001.

                             ELECTION OF DIRECTORS

     Our articles of incorporation and by-laws provide for a board of directors of five natural persons, divided into three classes. The members of each class serve for three years, with one class to be elected at each annual meeting. The term of office of the Class III directors will expire at the 2000 annual meeting.

     Our board of directors has nominated each of the Class III directors named below to serve for an additional three-year term expiring in 2003 and recommends that shareholders vote FOR the re-election of the nominees. In the absence of contrary instructions, the proxy holders will vote for the election of the two nominees listed below. In the unanticipated event that any of the nominees is unavailable as a candidate for director, the persons named in the accompanying proxy will vote for a substitute candidate nominated by the board of directors.

     The following table sets forth as of July 1, 2000, for each nominee and each of our other directors, his age, position, and principal occupation and employment during the past five years, his directorships in other public corporations, and the year that he was first elected a director of our company or its predecessor.

                                           PRINCIPAL OCCUPATION AND DIRECTORSHIPS IN   DIRECTOR
NAME AND AGE                                       OTHER PUBLIC CORPORATIONS            SINCE
------------                               -----------------------------------------   --------
NOMINEES FOR ELECTION AS CLASS III DIRECTORS (FOR TERM EXPIRING IN 2003)
Dailey J. Berard, 70.....................  Mr. Berard is the founder of our company.    1980
                                           Mr. Berard serves as our Chairman of the
                                           Board, President and Chief Executive
                                           Officer.
William A. Hines, 63.....................  Mr. Hines is a director of our company.      1998
                                           Mr. Hines is also Chairman of the Board
                                           and President of Nassau Holding
                                           Corporation, a manufacturer of couplings
                                           for oilfield tubular goods and
                                           distributor of oilfield tubular goods,
                                           and a director of Whitney Holding
                                           Corporation, a regional bank holding
                                           company.

CONTINUING CLASS I DIRECTOR (TERM EXPIRES IN 2001)
Perry Segura, 70.........................  Mr. Segura is a director of our company.     1980
                                           Mr. Segura is an architect and real
                                           estate developer. Mr. Segura has served
                                           as Chairman of the Board of Supervisors
                                           of Louisiana State University since 1997
                                           and was its Vice Chairman from 1996 to
                                           1997.

CONTINUING CLASS II DIRECTORS (TERM EXPIRES IN 2002)
Charles E. Broussard, 75.................  Mr. Broussard is a director of our           1980
                                           company. Mr. Broussard is also Chairman
                                           of the Board and Chief Executive Officer
                                           of Flying J. Ranch, Inc., a Louisiana
                                           cattle and rice farm.
George C. Yax, 59........................  Mr. Yax is a director of our company. Mr.    1997
                                           Yax was a co-founder of Ceanic
                                           Corporation (formerly, American Oilfield
                                           Divers, Inc.), a provider of subsea
                                           products and services to the offshore oil
                                           and gas industry, and served as its
                                           Chairman of the Board until its sale in
                                           August, 1998.

     Our board of directors has primary responsibility for directing our management and affairs. During fiscal 2000, our board of directors held three meetings. Each director attended 75% or more of the aggregate number of meetings held during fiscal 2000 of the board of directors and committees of which he was a member.

     To provide for effective direction and management of our business, our board has established an audit committee and a compensation committee. Our board does not have a nominating committee. The following tables provide you with information about our audit and compensation committees. None of the members of these committees is an officer or employee of us or any of our subsidiaries.

                                                                                               NUMBER OF
                                                                                               MEETINGS
                                                                                                HELD IN
AUDIT COMMITTEE MEMBERS                      FUNCTIONS OF THE COMMITTEE                       FISCAL 2000
-----------------------                      --------------------------                      -------------
William A. Hines          - Reviews our financial statements and annual audit                      1
Perry Segura              - Meets with our independent auditors to review our internal controls and financial management practices
                          - Exercises general oversight of the integrity and reliability of our accounting and financial reporting practices and the
                            effectiveness of our system of internal controls

                                                                                               NUMBER OF
                                                                                               MEETINGS
COMPENSATION COMMITTEE                                                                          HELD IN
MEMBERS                                      FUNCTIONS OF THE COMMITTEE                       FISCAL 2000
----------------------                       --------------------------                      -------------
Charles E. Broussard      - Analyzes, reviews and makes recommendations to our board               1
George C. Yax               concerning compensation programs
                          - Administers our long-term incentive plan

DIRECTOR COMPENSATION

     Each director who is not also an employee of the company receives an annual fee of $12,000 for his services as a director. We reimburse all directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings.

     In addition, in each year during which our long-term incentive plan is in effect and a sufficient number of shares are available under the plan, on the day of each annual meeting of shareholders, each non-employee director will receive an option to purchase no more than 2,500 shares of common stock at an exercise price equal to the fair market value of our common stock on such date. The compensation committee determines the exact number of shares subject to the option. Each stock option will become fully exercisable on the date of its grant and will expire ten years from the date of grant, unless the non-employee director ceases to be a director. In that case, the exercise period will be shortened. In accordance with this arrangement, on September 16, 1999, we granted each non-employee director an option to buy 2,500 shares of our common stock at an exercise price of $8.70, the fair market value of our common stock on that date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and the beneficial owners of more than 10% of our common stock to file certain beneficial ownership reports with the Securities and Exchange Commission. Dailey J. Berard, our chief executive officer and a director of our company, failed to report timely on a statement on Form 4 or on a statement on Form 5 two transactions that occurred in fiscal 2000; they were reported late on two statements on Form 4. David J. Berard, a former executive officer of our company, failed to report timely on a statement on Form 5 one transaction that occurred in fiscal 2000; it was reported late on a statement on Form 4. Vincent J. Cuevas and Philip J. Patout, executive officers of our company, each filed late his initial statement on Form 3. Peter J. Roman, an executive officer of our company, failed to report timely on a statement on Form 5 one transaction that occurred in fiscal 2000; it was reported late on a statement on Form 4. George C. Yax, a director of our company, failed to report timely on two statements on Form 4 or a statement on Form 5 three transactions that occurred in fiscal 2000; they were reported late on a statement on Form 4.

                                STOCK OWNERSHIP

     The following table sets forth, as of July 1, 2000, certain information regarding beneficial ownership of our common stock by (1) each of our directors,
(2) each of our executive officers for whom compensation information is disclosed under the heading "Executive Officer Compensation" below, and (3) all of our directors and executive officers as a group. Unless otherwise indicated, we believe that the shareholders listed below have sole investment and voting power with respect to their shares based on information furnished to us by them.

                                                        NUMBER OF SHARES             PERCENT OF
NAME OF BENEFICIAL OWNER                              BENEFICIALLY OWNED(1)   OUTSTANDING COMMON STOCK
------------------------                              ---------------------   ------------------------
Dailey J. Berard....................................         515,386(2)                  7.4%
Charles E. Broussard................................         419,434(3)                  6.1%
Vincent J. Cuevas...................................          76,012(4)                  1.1%
William A. Hines....................................         705,000                    10.3%
Philip J. Patout....................................         233,259                     3.4%
Perry Segura........................................         456,977(5)                  6.7%
George C. Yax.......................................          17,500                       *
All directors and executive officers as a group (8
  persons)..........................................       2,442,442                    35.0%

----------

 *  Less than one percent.

(1) Includes shares that could be acquired within sixty days after July 1, 2000, upon the exercise of options granted pursuant to our stock option plan, as follows: Mr. Berard, 85,000 shares; Mr. Broussard, 7,500 shares; Mr. Cuevas, 10,000 shares; Mr. Hines, 5,000 shares; Mr. Segura, 7,500 shares; Mr. Yax, 7,500 shares; all directors and executive officers as a group (7 persons), 139,833 shares.

(2) Includes 15,700 shares owned by Mr. Berard's spouse. His address is c/o UNIFAB International, Inc., 5007 Port Road, New Iberia, Louisiana 70562.

(3) Includes 151,900 shares owned by a company controlled by Mr. Broussard, 254,534 shares owned by a limited liability company controlled by Mr. Broussard and 500 shares owned by his spouse. His address is 23604 South Louisiana Highway 82, Kaplan, Louisiana 70548.

(4) Includes 3,000 shares held by the custodian of an individual retirement account for the benefit of Mr. Cuevas.

(5) Includes 373,591 shares owned by a company controlled by Mr. Segura. His address is 712 Darby Lane, New Iberia, Louisiana 70560.

                             EXECUTIVE COMPENSATION

     The following table provides you with information about the compensation we paid in fiscal 2000, 1999, and 1998 to our chief executive officer and our other executive officer whose individual salary and bonus for fiscal 2000 exceeded $100,000 in the aggregate (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION   SECURITIES
                                        FISCAL   -------------------   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY     BONUS     OPTIONS(#)   COMPENSATION(1)
---------------------------             ------   --------   --------   ----------   ---------------
Dailey J. Berard                         2000    $180,000   $      0          0         $3,600
  President and Chief Executive          1999     180,000     75,600     30,000          3,600
     Officer                             1998     206,681    429,120     65,000          8,276

Vincent J. Cuevas(2)                     2000     130,330          0          0          3,760
  Vice President                         1999      83,433          0     15,000          2,498

----------

(1) Comprised of our contributions to our 401(k) Plan and interest, at the prime rate as quoted by the Chase Manhattan Bank from time to time, earned on deferred bonus compensation:

                                                                                      INTEREST ON DEFERRED
NAME                                               FISCAL YEAR   PLAN CONTRIBUTIONS       COMPENSATION
----                                               -----------   ------------------   --------------------
Dailey J. Berard.................................     2000             $3,600                $    0
                                                      1999              3,600                     0
                                                      1998              3,219                 5,057

Vincent J. Cuevas................................     2000              3,760                     0
                                                      1999              2,498                     0

(2) Mr. Cuevas began employment with us in July, 1998.

OUTSTANDING STOCK OPTIONS

     The following table provides you with information about all outstanding stock options held by each of the Named Executive Officers as of March 31, 2000. None of our Named Executive Officers exercised stock options in fiscal 2000.

                    AGGREGATED OPTIONS AS OF MARCH 31, 2000

                                                      NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                                      OPTIONS AT 3/31/00(#)           AT 3/31/00(1)
                                                    -------------------------   -------------------------
                                                    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                                                    -------------------------   -------------------------
Dailey J. Berard.................................         85,000/10,000              $10,000/$5,000
Vincent J. Cuevas................................         10,000/5,000                 5,000/ 2,500

----------

(1) Based on the difference between the closing sales price of our common stock of $8.00 on March 31, 2000, as reported by the Nasdaq National Market and the exercise price of such options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last fiscal year, Messrs. Broussard and Yax served on our compensation committee. No member has ever served as an officer or employee of our company or any of our subsidiaries. In fiscal 2000, none of our executive officers served as a director or member of the compensation committee of another entity, any of whose executive officers served on our board of directors or on our compensation committee.

CERTAIN TRANSACTIONS

     In connection with our acquisitions in July, 1998, of all the capital stock of Allen Tank, Inc. and LATOKA USA, Inc. by means of mergers of those corporations into two of our subsidiaries, we granted to each of the Allen Tank, Inc. and LATOKA USA, Inc. shareholders, including William A. Hines, who became one of our directors, and Vincent J. Cuevas, who subsequently became one of our executive officers, a one-time limited right to include all or a portion of his shares of our common stock in a registration statement otherwise being filed by us to register the sale of our common stock under the Securities Act of 1933. We have agreed to pay all the expenses of any such registration, other than underwriting fees, discounts and commissions. In addition, we granted Mr. Hines a one-time limited right to require us to register all or a portion of his shares of common stock under the Securities Act of 1933. Mr. Hines has agreed to pay all the expenses of such demand registration up to $200,000, and we have agreed to pay all the expenses, other than underwriting fees, discounts and commissions, in excess of $200,000. In consideration of the Allen Tank, Inc. acquisition, Mr. Hines agreed that, during his initial term as a member of our board of directors (which will expire in 2000), he will not, without our consent, sell or dispose of any of his shares of our common stock except in a registered offering in accordance with his registration rights or by gift to a donee who agrees to be bound by the same restrictions.

     In April, 1999, we acquired (i) all the capital stock of Oil Barges, Inc. by means of a merger of it with one of our subsidiaries and (ii) substantially all the assets of Southern Rentals, L.L.C. Philip J. Patout, who subsequently became one of our executive officers, was a director and an executive officer of Oil Barges, Inc. and a manager of Southern Rentals, L.L.C. and owned one-third of the capital stock of Oil Barges, Inc. and one-third of the membership interests in Southern Rentals, L.L.C.

     Each shareholder of Oil Barges, Inc. received shares of our common stock for his shares of Oil Barges, Inc. stock upon the merger, and each member of Southern Rentals, L.L.C. received as a distribution on his Southern Rentals, L.L.C. interests a pro rata portion of the shares of our common stock issued to Southern Rentals, L.L.C. upon our purchase of substantially all of its assets. To secure the indemnifications given us by the Oil Barges, Inc. shareholders, Southern Rentals, L.L.C., and the Southern Rentals, L.L.C. members for any breach of their respective representations, warranties, or agreements made in connection with those acquisitions, 20% of the shares of our common stock received by the Oil Barges, Inc. shareholders and the Southern Rentals members are being held in escrow. In exchange for his Oil Barges, Inc. shares and as a distribution on his Southern Rentals, L.L.C. interests, Mr. Patout received a total of 263,251 shares of our common stock. We determined the consideration that we paid for the outstanding shares of Oil Barges, Inc. and substantially all the assets of Southern Rentals, L.L.C. with the shareholders of Oil Barges, Inc. and the members of Southern Rentals, L.L.C. in arm's length negotiations.

     Our company was paid approximately $771,000 for fabrication, installation, repair, and maintenance services it provided in fiscal 2000 to Ridgelake Energy, Inc. ("Ridgelake"). William A. Hines, one of our directors, is a director and an executive officer of Ridgelake and owns directly approximately 27% of Ridgelake common stock. Mr. Hines's daughter, Sydney Hines Pitre, owns directly approximately 2%, and, indirectly through her three children, approximately an additional 6%, of Ridgelake common stock. Benjamin R. Hines, a son of Mr. Hines, owns directly approximately 2% of Ridgelake common stock. Mr. Hines's other son, William M. Hines, is also a director and an executive officer of Ridgelake and owns directly approximately 37%, and, indirectly through his three children, approximately an additional 16%, of Ridgelake common stock.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Our compensation committee has the authority, among other things, to review, to analyze, and to recommend compensation programs to our board of directors and to administer and to grant awards under our employee benefit plans. Two of our directors, Charles E. Broussard and George C. Yax, comprise the compensation committee. Neither Mr. Broussard nor Mr. Yax is a present or former officer of our company, and none of the members of the Compensation Committee are employees of our company.

     Our executive compensation consists primarily of (1) salaries, (2) annual cash incentive bonuses and (3) long-term incentive compensation in the form of stock options granted under our long-term incentive plan.

The annual salary of Dailey J. Berard, our President and Chief Executive Officer, is set at $180,000 in his employment agreement, which was negotiated between our board of directors and Mr. Berard. The salaries of our other executive officers are based on their levels of responsibility and the subjective assessment of their performance.

     The amount of the annual bonus, if any, payable to Dailey J. Berard is determined in accordance with the terms of his employment agreement, which provides that he will be entitled to receive, as an annual incentive bonus, a percentage of his annual salary ranging from 50% to 100%, depending on the percentage net income return on our capital. We must achieve a minimum 15% net income return on capital for Mr. Berard to receive a minimum bonus of 50% of his annual salary, and Mr. Berard may receive the maximum bonus of 100% of his annual salary if we achieve a 30% or greater percentage net income return on capital. We did not achieve a minimum 15% net income return on capital in fiscal 2000; accordingly, Mr. Berard was not paid a bonus for that year.

     We have adopted an executive compensation program for our other executive officers that ties a portion of executive compensation to our short-term performance. Under this program, executive officers and other key employees are entitled to receive, as an annual incentive bonus, a percentage of their respective annual salary ranging from 35% to 70%, depending on the percentage net income return on our capital. We must achieve a minimum 15% net income return on our capital for any of them to receive a minimum bonus of 35% of annual salary, and each of them may receive the maximum bonus of 70% of annual salary if we achieve a 30% or greater percentage net income return on capital. We did not achieve a minimum 15% net income return on capital in fiscal 2000; accordingly, we did not pay a bonus for fiscal 2000 to any of our executive officers. We have included the amounts of the incentive bonuses awarded to certain executive officers in fiscal 1999 and 1998 in the "Summary Compensation Table" under the heading "Executive Compensation."

     We also provide long-term incentives to our executive officers in the form of stock options granted under our long-term incentive plan. The stock option awards are intended to reinforce the relationship between compensation and increases in the market price of our common stock and to align our executive officers' financial interests with that of our shareholders. We based the sizes of awards to each of our executive officers in years prior to fiscal 2000 on the position of each participating officer and a subjective assessment of each participant's individual performance. No stock options were granted in fiscal 2000 to our executive officers. We have included the number of securities underlying stock options granted to certain executive officers in fiscal 1999 and 1998 in the "Summary Compensation Table" under the heading "Executive Compensation."

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. None of our executive officers reached the deductibility limitation for fiscal 2000. Our compensation committee believes that the stock options granted to our executive officers in prior fiscal years, as discussed above, qualify for the exclusion from the deduction limitation under Section 162(m). Our compensation committee anticipates that the remaining components of individual executive compensation that do not qualify for an exclusion from Section 162(m) should not exceed $1 million in any year and therefore will continue to qualify for deductibility.

                           The Compensation Committee

                Charles E. Broussard                George C. Yax

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on our common stock from September 19, 1997, which is the date that our common stock initially traded publicly, to March 31, 2000, with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Oil & Gas (Drilling & Equipment) Index for the same period. The returns are based on an assumed investment of $100 on September 19, 1997 in our common stock and in each of the indexes and on the assumption that dividends were reinvested. The assumed $100.00 investment in our common stock is made at $32.00 per share, the closing price on September 19, 1997, the first day of trading after the effective date of our initial public offering. Our common stock was sold in the initial public offering at $18.00 per share.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                  UNIFAB INTERNATIONAL, INC., S&P 500 INDEX &
                   S&P OIL & GAS (DRILLING & EQUIPMENT) INDEX

                                    [GRAPH]

                                     SEPTEMBER 19, 1997   MARCH 31, 1998   MARCH 31, 1999   MARCH 31, 2000
                                     ------------------   --------------   --------------   --------------
UNIFAB International, Inc. ........       $100.00            $ 54.69          $ 25.39          $ 25.00
S&P 500............................        100.00             116.87           138.44           163.28
S&P Oil & Gas (Drilling &
  Equipment) Index.................        100.00              94.56            73.15            98.40

ASSUMES $100 INVESTED ON SEPTEMBER 19, 1997 IN UNIFAB INTERNATIONAL, INC. COMMON STOCK, S&P 500 INDEX & S&P OIL & GAS (DRILLING & EQUIPMENT) INDEX

* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

         o       UNIFAB International, Inc.

         o       S&P 500

         o       S&P Oil & Gas (Drilling &
                 Equipment) Index

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

     Our board of directors seeks shareholder ratification of its appointment of Ernst & Young LLP to act as the independent auditors of our financial statements for fiscal 2001. Our board has not determined what, if any, action it would take should the appointment of Ernst & Young LLP not be ratified. One or more representatives of Ernst & Young LLP will be available at our 2000 annual meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement.

                                            By Order of the Board of Directors

                                            Peter J. Roman
                                            Secretary

New Iberia, Louisiana
August 11, 2000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           UNIFAB INTERNATIONAL, INC.

         The undersigned hereby constitutes and appoints Dailey J. Berard and Peter J. Roman or either of them proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side, all of the shares of Common Stock of UNIFAB International, Inc. (the "Company") that the undersigned is entitled to vote held of record by the undersigned on August 4, 2000, at the annual meeting of shareholders of the Company to be held on September 14, 2000 (the "Annual Meeting"), and at all adjournments thereof.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE PROPOSAL LISTED ON THE REVERSE SIDE. THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                           (PLEASE SEE REVERSE SIDE)

                           UNIFAB INTERNATIONAL, INC.
   Please Mark Vote in Oval in the Following Manner Using Dark Ink Only.  [X]


The Board of Directors recommends a vote FOR the nominees listed below and FOR Proposal 2.

                                         FOR            WITHHOLD
                                     all nominees       AUTHORITY
                                    listed to the    to vote for all
                                   left (except as   nominees listed
                                    marked to the      to the left
                                   contrary below)

                                       [ ]                [ ]                                                  FOR  AGAINST  ABSTAIN
1.   Election of the nominees                                         2. Ratification of appointment           [ ]    [ ]      [ ]
     for directors.                                                      of Ernst & Young LLP as
     Nominees:  Dailey J. Berard                                         independent auditors.
                William A. Hines



INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE                          3. In their discretion to vote upon such other
FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE                               business as may properly come before the
THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.                           Annual Meeting or any adjournment thereof.

                                                                        PLEASE MARK, SIGN, DATE AND RETURN THIS
                                                                        PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


                                                                        -------------------------------------------, 2000
                                                                        Signature of Shareholder        Date


                                                                        -------------------------------------------, 2000
                                                                        Signature if held jointly        Date


                                                                        Note: Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this
                                                                        proxy, as shown on the label above. When signing as
                                                                        executor, administrator, attorney, trustee or guardian,
                                                                        please give full title as such. If a corporation, please
                                                                        sign full corporate name by president or other authorized
                                                                        officer. If a partnership, please sign in partnership name by authorized persons.